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(COLLINS & AIKMAN LOGO)                                             NEWS RELEASE
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FOR IMMEDIATE RELEASE
APRIL 6, 2006

              COLLINS & AIKMAN TO EXIT AUTOMOTIVE FABRICS BUSINESS

TROY, MICH. -- Collins & Aikman Corporation (CKCRQ) today announced that it will exit the automotive fabrics business, pending approval by the U.S. Bankruptcy Court. The action will affect three plants in Roxboro, NC, as well as plants in Farmville, NC and El Paso, Texas that will continue to operate as the business is transitioned to other suppliers. This action will impact approximately 1,200 Collins & Aikman employees. During the exit process C&A will continue to evaluate the potential sale of certain portions of the fabrics business to interested parties while working to ensure seamless transition for its customers.

"Despite the tremendous efforts of those within our fabrics operations to reduce costs and improve productivity, this segment of our business has simply been unable to compete. Certain styles of textiles heavily invested by the Company have fallen out of favor with consumers, raw material prices have escalated and manufacturing has moved outside the United States," said Gerald Jones, Executive Vice President of Collins & Aikman's Fabrics business. "In the coming months, we will work diligently to ensure our employees impacted by this event are treated fairly, and to fully support our customers as they transition to other suppliers."

Frank Macher, President and CEO of Collins & Aikman, also stated, "A key component of our reorganization strategy is to ensure our asset portfolio consists of high-potential businesses in our core competencies that can consistently deliver acceptable returns. Exiting the unprofitable automotive fabrics business is a difficult decision, but in spite of our efforts, it is a necessary action for the sake of the enterprise."

Certain aspects of exiting the fabrics business require court approval and the company intends to seek such authority when appropriate.

                                    * * * * *

Collins & Aikman Corporation is a leader in cockpit modules and automotive floor and acoustic systems and is a leading supplier of instrument panels, automotive fabric, plastic-based trim, and convertible top systems. The Company is headquartered in Troy, Michigan. Additional information about Collins & Aikman is available on the Internet at http://www.collinsaikman.com.

Cautionary Statement Concerning Forward-Looking Information

The foregoing reflects the Company's views about the accounting investigation, its financial condition, performance and other matters that constitute "forward-looking" statements, as that term is defined by the federal securities laws. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate," "should," "continue," "predict," "preliminary" and similar words used herein. These forward-looking statements are intended to be subject to the safe harbor protection provided by the federal securities laws. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual developments and results may differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof.

Various factors that may affect actual outcomes and performance and results include, but are not limited to, general economic conditions in the markets in which the Company operates, declines in North American, South American and European automobile and light truck builds; labor costs and strikes at the Company's major customers and at the Company's facilities; fluctuations in the production of vehicles for which we are a supplier; changes in the popularity of particular car models, particular interior trim packages or the loss of programs on particular vehicle models; dependence on significant automotive customers; the level of competition in the automotive supply industry and pricing pressure from automotive customers; risks associated with conducting business in foreign countries; and increases in the price of certain raw materials, including resins and other petroleum-based products. In addition, the

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following may have a material impact on actual outcomes and performance and results: the results of the pending investigation; the change in leadership at the Company, the Company's ability to maintain access to its receivables facility and other financing arrangements, the Company's ability to otherwise maintain satisfactory relations with its creditors, suppliers, customers and creditors; the Company's ability to maintain current trade credit terms and manage its cash and liquidity, the Company's high leverage and ability to service its debt; and the impact of defaults under its material agreements and debt instruments.

The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue. The Company does not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

On May 17, 2005, Collins & Aikman Corporation and 36 of its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Eastern District of Michigan. Collins & Aikman's affiliates outside the United States were not included in the Chapter 11 filing. Additional information on Collins & Aikman's Chapter 11 reorganization is available from the Company's web site, http://www.collinsaikman.com .



CONTACT:
DAVID A. YOUNGMAN
VICE PRESIDENT COMMUNICATIONS
(248) 733-4355
david.youngman@colaik.com